UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    This filing consists of a press release dated April 14, 2009 issued by the Steak n Shake Company (the "Company") with respect to the Annual Meeting of Shareholders to be held on April 24, 2009.  The Company filed a definitive proxy statement with the SEC on April 3, 2009 in connection with the Annual Meeting, and proxy materials were mailed to shareholders on or about the same date.

THE STEAK N SHAKE COMPANY’S ANNUAL MEETING DATE AND VOTING INSTRUCTIONS

INDIANAPOLIS, April 14 /PRNewswire-FirstCall/--The Steak n Shake Company (NYSE: SNS) reminds its shareholders that the company’s Annual Meeting of Shareholders is slated for April 24, 2009 at 1:30 p.m. E.S.T.  The meeting will take place in the Vienna Ballroom at the Conrad Hotel, 50 West Washington Street, Indianapolis, Indiana.  To ensure that all interested parties can be accommodated, the company requests that all shareholders and members of the media who plan to attend to e-mail their reservations to rsvp@steaknshake.com.

Shareholders will receive the company’s proxy statement and annual report via mail.  The proxy statement has already been filed with the SEC and may be viewed on the SEC’s website, www.sec.gov.

Shareholders must follow the voting instructions contained in the proxy statement.  Any shareholders who may have voted, or attempted to vote, using the information on previously mailed notice cards must vote again, using the methods described in the proxy statement.

Shareholders with questions on voting procedures are urged to contact the company’s proxy agent, Morrow & Co., LLC. at (800) 607-0088.  Banks and brokers may contact Morrow & Co., at (203) 658-9400.

About Steak n Shake

Steak n Shake, founded in 1934, is a classic American brand, serving premium burgers and milkshakes through its chain of 489 restaurants.

Forward Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here.  Steak n Shake cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations.  Steak n Shake does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will note be realized.  Further information on the types of factors that could affect Steak n Shake and its business can be found in the company’s filings with the SEC.